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                                                                    Exhibit 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Corel Corporation of our report dated January 27, 2000, except for Note 1, which is dated as of March 17, 2000, appearing in the Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
April 3, 2000